Exhibit 10.2

Execution Version

Second Amendment to Release Agreement

This Amendment (the “Second Amendment”), effective as of September 2, 2022, is entered into by and between Tyme Technologies, Inc., a Delaware corporation (the “Company”), and Michael Demurjian (the “Stockholder”).

WHEREAS, the Stockholder and the Company entered into a Release Agreement on March 15, 2019 (the “Original Release Agreement”);

WHEREAS the Stockholder and the Company amended the Original Release Agreement on April 18, 2022 (the “First Amendment” and, with the Original Release Agreement, the “Release Agreement”);

WHEREAS, in connection with the proposed merger between the Company and Syros Pharmaceuticals, Inc. (the “Merger”), the Stockholder and the Company intend to further amend certain terms of the Release Agreement, as set forth below; and

WHEREAS, in connection with the proposed Merger and in accordance with the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”), all unexercised options to purchase shares of Company common stock held by the Stockholder will be terminated effective as of the Merger.

NOW THEREFORE, in consideration of the mutual obligations in this Second Amendment and for other good consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Company hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Release Agreement.

2. Section 2(i) of the Release Agreement shall be deleted in its entirety and hereby replaced with the following:

“(A) Continued payment of Base Salary, at a rate of $450,000 per annum (i.e., the rate in effect as of the date hereof) from the Separation Date until the last regular payroll date immediately prior to the closing of the Merger, paid in such installments and at the same times and in the same manner as his base salary was paid prior to the Separation Date; and (B) a payment of an amount equal to all then-remaining severance pay or severance benefits payable to you pursuant to the Release Agreement, to be paid in one lump sum within 15 days after the date of the closing of the Merger (assuming a Merger closing on September 15, 2022, such amount would be $681,048.39).

3. Section 2(iii) of the Release Agreement shall be deleted in its entirety and hereby replaced with the following:

Execution Version

“With respect to Employee’s 490,000 outstanding stock options to acquire shares of capital stock in or issued by the Company (“Capital Stock”) at an exercise price of $8.75 per share (such stock options, “Options”), Employee acknowledges and agrees that the terms of the award agreement by and between Employee and the Company, dated May 6, 2015 (the “Award Agreement”), and the Company’s 2015 Equity Incentive Plan (the “Equity Plan”) shall govern the treatment of such Options; provided, however, Consistent with the 2015 Plan, Options that are fully vested as of the Separation Date shall remain exercisable until one business day prior to the closing of the Merger, subject to Employee’s continued compliance with his obligations under this Release Agreement. For the avoidance of doubt, any Options that are unexercised as of the closing of the Merger shall be immediately forfeited as of the closing of the Merger and Employee’s rights in such Options shall thereupon lapse and expire.

4. This Amendment is entered into in connection with, and its effectiveness is expressly conditioned upon the successful closing and completion of the Merger. This Amendment shall have no effect unless and until the Merger transaction is completed and closed and its terms become effective. If the Merger Agreement is terminated prior to completion of the Merger, this Second Amendment shall not become effective and the terms of the Release Agreement shall continue in full force without modification.

5. Except as specifically provided herein, the terms and provisions of the Release Agreement shall remain unchanged and in full force and effect, and this Amendment shall not modify any other agreement between or among the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Second Amendment as of the date first written above.

THE COMPANY

TYME TECHNOLOGIES, INC.

/s/ Jim Biehl
By: Jim Biehl
Its: Chief Legal Officer

STOCKHOLDER

/s/ Michael Demurjian
Michael Demurjian

[Signature Page to Second Release Agreement Amendment]